GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the "Guaranty") is executed as of April 4, 2007, by Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation, having an address at 17872 Catwright Road Irvine CA 92614 ("Guarantor"), for the benefit of Alliance No. 1 Building Partners, L.P., a Texas limited partnership, having an address at c/o Hillwood Development Company, LLC, 13600 Heritage Parkway, Suite 200, Fort Worth, Texas 76177, Attn: Bill Burton ("Lender").

W I T N E S S E T H :

WHEREAS, pursuant to that certain Promissory Note, dated of even date herewith, executed by Tecstar, LLC, an Indiana limited liability company ("Borrower"), and payable to the order of Lender in the original principal amount of EIGHT HUNDRED FIFTY THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($850,400.00), (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the "Note"), Borrower has become indebted, and may from time to time be further indebted, to Lender (all such indebtedness being referred to herein as the "Guaranteed Indebtedness"); and

WHEREAS, Lender is not willing to extend credit to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Indebtedness; and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor has requested and will directly benefit from Lender's extending such credit to Borrower.

NOW, THEREFORE, as an inducement to Lender to extend credit to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Guarantor agrees to pay, when due or declared due, the Guaranteed Indebtedness to Lender at Lender's Mailing Address.

2. Guarantor waives (a) diligence in preserving liability of any person on the Guaranteed Indebtedness and in collecting or bringing suit to collect the Guaranteed Indebtedness; (b) all rights of Guarantor under chapter 34 of the Texas Business and Commerce Code and rule 31 of the Texas Rules of Civil Procedure; (c) protest; (d) notice of extensions, increases, renewals, or rearrangements of the Guaranteed Indebtedness; and (e) notice of acceptance of this Guaranty, of creation of the Guaranteed Indebtedness, of failure to pay the Guaranteed Indebtedness as it matures, of any other default, of adverse change in Borrower's financial condition, of release or substitution of collateral, of intent to accelerate, of acceleration, and of subordination of Lender's rights in any collateral, and every other notice of every kind. Guarantor's obligations under this Guaranty will not be altered nor will Lender be liable to Guarantor because of any action or inaction of Lender in regard to a matter waived or of which notice is waived by Guarantor in the preceding sentence.

3. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder or in any bankruptcy or insolvency proceeding. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Indebtedness.

4. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Indebtedness arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

5. Lender need not resort to Borrower or any other person or proceed against collateral before pursuing its rights against Guarantor or any other guarantor. Lender's action or inaction with respect to any right of Lender under the law or any agreement will not alter the obligation of Guarantor hereunder. Lender may pursue any remedy against Borrower or any collateral or under any other guaranty without altering the obligations of Guarantor hereunder and without liability to Guarantor, even though Lender's pursuit of such remedy may result in Guarantor's loss of rights of subrogation or to proceed against others for reimbursement of contribution or any other right.

6. Guarantor will remain liable for the Guaranteed Indebtedness even though the Guaranteed Indebtedness may be unenforceable against or uncollectible from Borrower or any other person because of incapacity, lack of power or authority, discharge, offset, claim, defense or any other reason.

7. Guarantor consents and acknowledges that Guarantor's obligations will not be released by (a) the renewal, extension, or modification of the Guaranteed Indebtedness; (b) the insolvency, bankruptcy, liquidation, or dissolution of Borrower or any other obligor; (c) the failure of Lender to properly obtain, perfect, or preserve any security interest or lien in any collateral for the Guaranteed Indebtedness; (d) the release, substitution, or addition of any collateral for the Guaranteed Indebtedness; or (e) the failure of Lender to exercise diligence, commercial reasonableness, or reasonable care in the preservation, enforcement, or sale of any of the collateral. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Indebtedness, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

8. Lender need not notify Guarantor that Lender has sued Borrower, but if Lender gives written notice to Guarantor that it has sued Borrower, Guarantor will be bound by any judgment or decree, to the extent permitted by law.

9. Lender may sue any guarantor without impairing Lender's rights against any other guarantor, with or without making Borrower a party. Lender may settle with Borrower or any other guarantor for such amounts as it may elect or may release Borrower or any guarantor or any collateral securing the Guaranteed Indebtedness without impairing Lender's right to collect the Guaranteed Indebtedness from Guarantor.

10. This Guaranty binds Guarantor and Guarantor's heirs, successors, and assigns, and it benefits and may be enforced by Lender and Lender's successors in interest. When the context requires, singular nouns and pronouns include the plural. This Guaranty will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction. In the event of a dispute involving this Guaranty or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Tarrant County, Texas. The provisions of this Guaranty are severable. If a court of competent jurisdiction finds that any provision of this Guaranty is unenforceable, then the remaining provisions will remain in effect without the unenforceable parts.

11. This Guaranty represents the final agreement between Lender and Guarantor and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Quantum Fuel Systems Technologies Worldwide, Inc. , a Delaware corporation

By:/s/ Kenneth R. Lombardo

Name: Kenneth R. Lombardo

Title: Vice President